             THE CLEVELAND ELECTRIC ILLUMINATING COMPANY             Exhibit 12
                                                                     ----------
          Computation of Ratio of Earnings to Fixed Charges          Page 1 of 1
                             ----------------------
                             (Thousands of Dollars)


Statement Setting Forth Computations Showing Satisfaction of the Requirements Specified in Regulation S-K, Item 503(d):

                                                                 Year Ended December 31                    12 Months
                                                  ------------------------------------------------------     Ended
                                                    1992        1993        1994       1995       1996      6/30/97
                                                  --------   ---------    --------   --------   --------   --------

Consolidated Net Income (Loss)                    $204,939   ($587,147)   $185,431   $183,719   $116,553   $108,754
Add
  Federal Income Taxes Expense (Credit)             94,627    (247,966)     85,455     95,561     69,120     73,518
  Interest (a)                                     253,042     252,479     254,248    251,793    244,789    235,751
  Provision for Interest Element of Rentals (b)     81,948      81,131      79,462     79,642     79,503     79,217
                                                  --------   ---------    --------   --------   --------   --------
    Total Earnings                                $634,556   ($501,503)   $604,596   $610,715   $509,965   $497,240
                                                  --------   ---------    --------   --------   --------   --------

Fixed Charges
  Interest (a)                                    $253,042   $ 252,479    $254,248   $251,793   $244,789   $235,751
  Provision for Interest Element of Rentals (b)     81,948      81,131      79,462     79,642     79,503     79,217
                                                  --------   ---------    --------   --------   --------   --------
    Total Fixed Charges                           $334,990   $ 333,610    $333,710   $331,435   $324,292   $314,968
                                                  --------   ---------    --------   --------   --------   --------
Ratio of Earnings to Fixed Charges                    1.89       (1.50)       1.81       1.84       1.57       1.58
                                                  ========   =========    ========   ========   ========   ========

---------------------------

(a) Includes interest on first mortgage bonds, bank loans, commercial paper, pollution control notes, and other interest included in operation expenses; amortization of net premium, discount and expense on debt; and capitalized interest on nuclear fuel lease obligations.

(b) Includes the interest component of Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.

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


                            THE TOLEDO EDISON COMPANY                 Exhibit 12
                                                                     -----------
          Computation of Ratio of Earnings to Fixed Charges          Page 1 of 1
                             ----------------------
                             (Thousands of Dollars)

Statement Setting Forth Computations Showing Satisfaction of the Requirements Specified in Regulation S-K, Item 503(d):

                                                                    Year Ended December 31                 12 Months
                                                  ------------------------------------------------------     Ended
                                                    1992        1993        1994       1995       1996      6/30/97
                                                  --------   ---------    --------   --------   --------   --------

Consolidated Net Income (Loss)                    $ 70,677   ($289,275)   $ 82,531   $ 96,762   $ 57,289   $ 68,340
Add
  Federal Income Taxes Expense (Credit)             33,905    (139,479)     34,342     43,828     31,501     43,530
  Interest (a)                                     128,779     121,221     119,421    112,344     97,329     94,955
  Provision for Interest Element of Rentals (b)    115,638     112,266     111,163    110,977    109,935    109,743
                                                  --------   ---------    --------   --------   --------   --------
    Total Earnings                                $348,999   ($195,267)   $347,457   $363,911   $296,054   $316,568
                                                  --------   ---------    --------   --------   --------   --------

Fixed Charges
  Interest (a)                                    $128,779   $ 121,221    $119,421   $112,344   $ 97,329   $ 94,955
  Provision for Interest Element of Rentals (b)    115,638     112,266     111,163    110,977    109,935    109,743
                                                  --------   ---------    --------   --------   --------   --------
    Total Fixed Charges                           $244,417   $ 233,487    $230,584   $223,321   $207,264   $204,698
                                                  --------   ---------    --------   --------   --------   --------
Ratio of Earnings to Fixed Charges                    1.43       (0.84)       1.51       1.63       1.43       1.55
                                                  ========   =========    ========   ========   ========   ========

-----------------------------

(a) Includes interest on first mortgage bonds, bank loans, commercial paper, pollution control notes, and other interest included in operation expenses; amortization of net premium, discount and expense on debt; and capitalized interest on nuclear fuel lease obligations.

(b) Includes the interest component of Beaver Valley and Bruce Mansfield sale and leaseback rentals, leased nuclear fuel in the reactor, and other miscellaneous rentals.
